UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 17, 2004

                            WEIRTON STEEL CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                1-10244                                06-1075442
        (Commission File Number)          (I.R.S. Employer Identification No.)

        400 Three Springs Drive
         Weirton, West Virginia                        26062-4989
(Address of Principal Executive Offices)               (Zip Code)


                                  304-797-2000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5 - Other Events and Regulation FD Disclosure

      On May 19, 2003, Weirton Steel Corporation (the "Company") filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of West Virginia (the "Court") (Chapter 11 Case No. 03-1802). The Company and certain subsidiaries entered into an Amended and Restated Purchase Agreement dated as of February 25, 2004, as amended (the "Purchase Agreement") with Weirton ISG, Inc. and International Steel Group, Inc. (together, "ISG") and a Sale Order was approved by the Court on April 22, 2004 (the "Sale Order"). Effective 12:01 A.M. on May 17, 2004, Weirton Steel Corporation closed the sale of substantially all of its assets to ISG at a total transaction cost of approximately $283.6 million. All employees of the Company, including all hourly and salaried employees, were terminated (as of May 16, 2004) immediately prior to the effective time of the sale. In addition, all officers of the Company resigned on or before the closing of the sale.

     The Company anticipates that the winding up of the debtors' estate will not be completed until year end. Robert C. Fletcher (former Controller of the Company) was designated as the authorized agent of the debtors to lead the winding up of their affairs, and his appointment was approved by the Court. The winding up of the debtors' estate will include the filing of a plan of liquidation and other actions and filings, subject to the supervision and the approval of the Court. Information about the winding up and liquidation of the Company and subsidiaries will be filed with the Court and will be publicly available.

ITEM 7 - Financial Statements

      (c) Exhibits. The Company's unaudited quarterly consolidated condensed financial statements and notes for the period ended March 31, 2004 are filed as an exhibit to this report.

ITEM 12 - Results Of Operation and Financial Condition

      On May 18, 2004, the Company and subsidiaries, as debtors-in-possession, filed its consolidated condensed quarterly financial statements for the quarter ended March 31, 2004 with the Court. The financial statements and notes are filed as an exhibit to this report on Form 8-K. Following the sale of its assets to ISG on May 17, 2004, the Company has no further operations and no employees or officers.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 2004

                                    WEIRTON STEEL CORPORATION

                                    By:  /s/  Robert C. Fletcher
                                         ----------------------------
                                              Authorized Agent

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                                  EXHIBIT INDEX

Exhibit No.            Description
-----------            -----------

    99.1 Quarterly Consolidated Condensed Financial Statements and Notes (unaudited) for the quarter ended March 31, 2004.